UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 19, 2006 (December 13, 2006)

BEA Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22369	77-0394711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2315 North First Street

San Jose, California 95131

(Address of principal executive offices, including zip code)

(408) 570-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On December 13, 2006, BEA Systems, Inc. (the “Company”) received an Additional Staff Determination Letter from The Nasdaq Stock Market stating that the Company is not in compliance with the filing requirements for continued listing as set forth in Marketplace Rule 4310(c)(14) and, therefore, its common stock is subject to delisting. As anticipated, the letter was issued in accordance with Nasdaq procedures due to the delayed filing of the Company’s Form 10-Q for the third quarter ended October 31, 2006. The Company previously had a hearing before the Nasdaq Listing Qualifications Panel to appeal the Staff Determination related to the delayed filing of the Company’s Form 10-Q for the second quarter ended July 31, 2006. The Company requested continued listing, and is awaiting the Panel’s decision. BEA intends to supplement its pending request to address the delayed filing of the third quarter Form 10-Q. There can be no assurance that the Panel will grant the Company’s request for continued listing. Pending a decision by the Panel, BEA shares will remain listed on The Nasdaq Stock Market.

A copy of the press release relating to this announcement is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated December 19, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEA SYSTEMS, INC.

By:	/s/ Mark P. Dentinger
Mark P. Dentinger
Executive Vice President and Chief Financial Officer

Date: December 19, 2006

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated December 19, 2006.